UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2013

NxSTAGE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA	01843
(Address of principal executive offices)	(Zip Code)

(978) 687-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 22, 2013, Michael Miller, Jr. resigned as President, International of NxStage Medical, Inc. The Company and Mr. Miller have agreed that his resignation will constitute a termination of employment as of February 1, 2013.

(d) On January 22, 2013, the Board of Directors of NxStage Medical, Inc. appointed Robert G. Funari to serve as a director. The appointment of Mr. Funari fills the vacancy following David S. Utterberg’s resignation from the Board earlier this month. Mr. Funari was not appointed to any committees of NxStage’s Board of Directors.

Mr. Funari will be entitled to receive compensation for his service on the Board of Directors consistent with NxStage’s director compensation program for non-employee directors, as described under the heading Director Compensation in NxStage’s proxy statement for its 2012 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on April 24, 2012, which description is incorporated in this Form 8-K by reference.

In connection with Mr. Funari’s appointment to the Board of Directors, he and NxStage will enter into NxStage’s standard form of indemnification agreement for directors, the form of which was previously filed as Exhibit 10.21 to NxStage’s registration statement on Form S-1 (File No. 333-126711).

Item 7.01 Regulation FD Disclosure.

A copy of NxStage’s January 24, 2013 press release announcing Mr. Funari’s appointment is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

Date: January 25, 2013	By:	/s/ Robert S. Brown
Robert S. Brown
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 24, 2013